Exhibit 10.26



                                                  December 7, 1998


Mr. B. M. Rankin, Jr.
4500 Roland Avenue
Unit #804
Dallas, TX  75219

Supplemental Agreement Providing an Extentsion to
Consulting Agreement of January 1, 1991

Dear Mr. Rankin:

I am writing in reference to the consulting agreement of January 1, 1991, (the "Consulting Agreement") between you and Freeport-McMoRan Inc. and to the Supplemental Agreement between you and FM Serivces Company (the "Company") dated December 15, 1997.

By way of this Supplemental Agreement, the Company would like to extend your Consulting Agreement through December 31, 2000, with an increase in your quarterly consulting fee, effective January 1, 1999, to $60,000.
All other terms and conditions of the Consulting Agreement and Supplemental Agreement dated December 15, 1997, shall remain unchanged.

Please confirm that the foregoing correctly sets forth our understanding with respect to this matter by signing both originals of this Supplemental Agreement and returning one to me.


                                              Very truly yours,

                                              /s/Michael J. Arnold

                                              Michael J. Arnold



Agreed to and accepted this

18th Day of December, 1998

By:/s/ B.M. Rankin, Jr.
   ---------------------
       B.M. Rankin, Jr.